Exhibit 1.2

OPEN MARKET SALE AGREEMENTSM

August 11, 2026

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Aura Biosciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.00001 per share (the “Common Shares”), on the terms set forth in this agreement (this “Agreement”).

Section 1. DEFINITIONS

(a) Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

SM	“Open Market Sale Agreement” is a service mark of Jefferies LLC

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Global Market or such other national securities exchange on which the Common Shares, including any Shares, are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3.0%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the first business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” shall mean the Company’s Common Shares issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date and (5) as of each Time of Sale (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a) Registration Statement. The Company has prepared and filed or will file with the Commission a shelf registration statement on Form S-3 that contains a base prospectus (the “Base Prospectus”). Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Original Registration Statement was or will be declared effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

(b) Compliance with Registration Requirements. The Original Registration Statement and any Rule 462(b) Registration Statement shall have become effective under the Securities Act prior to the issuance of any Issuance Notice by the Company. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at each Issuance Notice Date, Settlement Date, Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) and as of each Time of Sale, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became or becomes effective, and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of the most recent effective date of the Registration Statement and at each Issuance Notice Date, Settlement Date, Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) and as of each Time of Sale, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became or becomes effective, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time the Registration Statement became or becomes effective, were or hereafter are filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Emerging Growth Company. From the time of the initial confidential submission of the registration statement relating to the Company’s initial public offering to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f) Not an Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(g) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not reasonably be expected to (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The constitutive or organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K.

(h) This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Shares. The Shares have been duly and validly authorized and, when issued and delivered by the Company against payment therefor as provided herein, will be duly and validly issued, fully paid, nonassessable and free and clear of any preemptive or other similar rights; and the issuance of the Shares is not subject to any preemptive or similar rights.

(j) Capitalization. The Company and its subsidiaries have an authorized capitalization as set forth in the Registration Statement and Prospectus, and all of the issued shares of capital stock of the Company and its subsidiaries, have been duly and validly authorized and issued, are fully paid, nonassessable and free and clear of any preemptive or other similar rights, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Registration Statement and the Prospectus. All of the Company’s and its subsidiaries’ options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries. As of the date set forth in the Registration Statement and Prospectus, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the Registration Statement and Prospectus. Except as disclosed in the Registration Statement and Prospectus, the Company has not issued any securities other than Common Shares issued pursuant to the exercise of warrants or upon the exercise of stock options or other awards outstanding under the Company’s stock option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Common Shares pursuant to employee stock purchase plans. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement and the Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(k) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its subsidiaries.

(l) No Consents Required. No consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of stockholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(m) Independent Auditors. Ernst & Young LLP, or such other accountants, who has (y) expressed its opinion with respect to the financial statements and related schedules of the Company and its subsidiaries or (z) reviewed the financial statements, included and incorporated by reference in the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(n) Financial Statements. The financial statements, together with the related notes, included in the Prospectus and in the Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The financial statements, together with the related notes, included in the Registration Statement and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement or the Prospectus. The summary and selected financial data included in the Prospectus and the Registration Statement fairly present in all material respects the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement and the Prospectus and other financial information. All information contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulations S-K, to the extent applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.

(o) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; (ii) any change in the capital stock (other than the issuance of shares of Common Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

(p) Legal Proceedings. There is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such proceedings are threatened or, to the Company’s knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), contemplated by governmental or regulatory authorities or threatened by others. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect. All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s Knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.

(r) Licenses or Permits. The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(s) Preclinical and Clinical Studies. The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects with all applicable federal, state and foreign laws, rules, orders and regulations, as well as in accordance with experimental protocols, procedures and controls; the descriptions of the results of the Company Studies and Trials contained in the Registration Statement and Prospectus are accurate in all material respects; the Company has no Knowledge of any other studies or trials not described in the Registration Statement and the Prospectus, the results of which are inconsistent with or call in question the results described or referred to in the Registration Statement and the Prospectus; and the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s Knowledge, there are no reasonable grounds for the same. In using or disclosing patient information received by the Company in connection with the Company Studies and Trials, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the rules and regulations thereunder. To the Company’s Knowledge, none of the Company Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. To the Company’s Knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules and regulations of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

(t) Regulatory Compliance. The Company has not received any unresolved FDA Form 483, written notice of adverse filing, warning letter or untitled letter from the FDA, or any other court or arbitrator or federal, state, local, or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FDCA”). The Company and its directors, officers, employees and agents is and have been in material compliance with applicable health care laws, including without limitation, the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the exclusion law (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, including, without limitation, the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, “Health Care Laws”).

(u) Health Care Product Manufacturing. The manufacture of the Company’s and its subsidiaries’ product candidates by or on behalf of the Company and its subsidiaries is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Neither the Company nor any of its subsidiaries has (i) had any manufacturing site (whether Company-owned, subsidiary-owned or that of a third party manufacturer for the Company’s or its subsidiaries’ product candidates) subject to a governmental authority (including FDA or the European Medicines Agency (“EMA”)) shutdown or import or export prohibition, nor received any FDA, EMA or other Governmental Authority “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, EMA or other governmental authority or (ii), either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation. To the Knowledge of the Company, neither the FDA, EMA or any other governmental authority is considering such action.

(v) Investment Company Act. Neither the Company nor any of its subsidiaries is or, after receipt of payment for the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w) No Stabilization. Neither the Company nor any of its subsidiaries, nor, to the Company’s Knowledge, any of its officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(x) Intellectual Property. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement and the Prospectus. The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the Company’s Knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Registration Statement and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the Registration Statement and the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s Knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public.

(y) Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, in all applicable jurisdictions, including, without limitation, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.), Australia’s Privacy Act, the final rule promulgated by the U.S. Department of Justice titled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 90 Fed. Reg. 1636 (Jan. 8, 2025) codified at 28 C.F.R.

§ 202, including any amendments thereto and guidance issued thereunder (together, the “U.S. Data Security Program”), and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with, policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and other processing of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to its customers, employees, third party vendors and representatives. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means any information that is defined as “personally identifiable information,” “personal data,” “personal information,” or other similar term by any applicable Privacy Laws. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(z) IT Systems. (A)(x) Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including any Personal Data or the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data, (B) the Company and its subsidiaries have materially complied, and are presently in material compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all applicable industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practice, except in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(aa) Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(bb) No Labor Dispute. There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s Knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s Knowledge, threatened against it and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(cc) Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(dd) Environmental Laws and Hazardous Materials. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(ee) Taxes. The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

(ff) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(gg) Accounting Controls. The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the Registration Statement and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) Disclosure Controls. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(ii) Minute Books. The minute books of the Company and each of its subsidiaries have been made available to the Agent and counsel for the Agent, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(jj) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Affiliates on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described.

(kk) No Registration Rights. No person or entity has the right to require registration of shares of Common Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement and Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(ll) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Listing. The Shares have been approved for listing subject to notice of issuance on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(pp) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s Knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee thereof, or, to the Company’s Knowledge, any agent, Affiliate or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of any other jurisdiction in which the Company or any subsidiary conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person.

(rr) Loans. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by Board, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(ss) Statistical and Market Data. The statistical and market related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(tt) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the

applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) Compliance with OFAC Regulations.

(A) Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, Affiliate, representative or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect, dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(vv) No Associated Persons. Neither the Company nor any of its Affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of with Financial Industry Regulatory Authority, Inc.’s (“FINRA”)) of, any member firm of FINRA.

(ww) FINRA Matters. Any information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

(xx) No Acquisitions or Dispositions. Except as are described in the Registration Statement, the Registration Statement and the Prospectus, there are no contracts, letters of intent, term sheets, agreement, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of material interests in real or personal property.

(yy) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(zz) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(aaa) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bbb) Dividend Restrictions. Except as disclosed in the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ccc) Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Agent in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares.

(ddd) Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(eee) Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(q) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF COMMON SHARES

(a) Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b) Mechanics of Issuances.

(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii) Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii) Method of Offer and Sale. The Shares may be offered and sold (A) in negotiated transactions with the consent of the Company or (B) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including block transactions, sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clause (A) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(iv) Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v) Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agent as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi) Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable e-mail), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(vii) No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(viii) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c) Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.

(d) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agent and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed

(A) $100,000 in connection with execution of this Agreement; (B) in an amount not to exceed $50,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Shares and/or an amendment of this Agreement), excluding any expense reimbursement otherwise governed by Sections 3(d)(A), (C) and (D) of this Agreement; (C) $30,000 in connection with each Triggering Event Date (as defined below) involving the filing of a Form 10-K on which the Company is required to provide a certificate pursuant to Section 4(p); and (D) $25,000 in connection with each other Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(p).

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a) Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus, any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and Section 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus (including by filing a document incorporated by reference therein) so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act (it being acknowledged that the Company may delay the filing of any amendment or supplement if, in the judgment of the Company, it is in the best interest of the Company). Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(d) and Section 4(f).

(d) Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), other than any amendment or supplement that does not relate to the sale of Common Shares under this Agreement, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e) Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f) Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(g) Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h) Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i) Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, which requirement may be satisfied by publicly filing the required information on EDGAR.

(k) Listing; Reservation of Shares. (a) The Company will use its reasonable best efforts to maintain the listing of the Shares on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.

(l) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m) Emerging Growth Company Status. During the Agency Period, the Company agrees to notify the Agent as soon as practicable upon the Company ceasing to be an Emerging Growth Company.

(n) Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices or virtually, as the Agent may reasonably request from time to time.

(o) Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(p) Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A) the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B) the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company; or

(C) the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(p), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Shares are issued.

(q) Legal Opinion. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Fenwick & West LLP, or such other counsel reasonably satisfactory to the Agent, counsel to the Company, and Wolf, Greenfield & Sacks, P.C., or such other counsel reasonably satisfactory to the Agent, intellectual property counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(r) Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Ernst & Young LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent on the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per each filing of an annual report on Form 10-K or a quarterly report on Form 10-Q.

(s) Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(t) Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(u) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(v) Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(w) Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, and (iii) issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares in connection with strategic transactions including joint ventures or strategic alliances, manufacturing, marketing, sponsored research, collaboration, license or distribution arrangements which are not issued primarily for capital raising purposes, (iv) issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisition, or other business combinations, occurring after the date of this Agreement which are not used for capital raising purposes, and (v) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares; provided that, in the case of immediately preceding clauses (iii) and (iv), the aggregate number of Common Shares or securities convertible into or exchangeable for Common Shares issued in connection with all such acquisitions and other transactions does not exceed 5% of the aggregate number of Common Shares outstanding immediately following the offering of Shares pursuant to this Agreement.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a) Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i) Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(q), Section 4(r) and Section 4(s).

(ii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii) Material Adverse Changes. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any material adverse change; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv) No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York, authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b) Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c) No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Agent Counsel Legal Opinion. Agent shall have received from Cooley LLP, counsel for Agent, such opinion or opinions, on or before the date on which the delivery of the Company counsel legal opinion is required pursuant to Section 4(q), with respect to such matters as Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse the Agent and each such officer, employee and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, for each of (i) and (ii) above, only to the extent arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the first sentence of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus, and to reimburse the Company and each such director, officer and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of one counsel chosen by the Company) as such expenses are reasonably incurred by the Company or such officer, director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party in consultation with counsel shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel (in addition to one local counsel in any applicable jurisdiction(s)) to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(e) Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total Selling Commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the Selling Commission received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a) Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b) Termination; Survival Following Termination.

(i) Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 3(d), Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a) Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c) Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, sent via electronic mail (if applicable) or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Facsimile: (646) 786-5719

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Daniel I. Goldberg, Esq.

Facsimile: (212) 479-6275

If to the Company:

Aura Biosciences, Inc.

80 Guest Street, Boston, MA 02135

Attention: Natalie Holles

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

401 Union St, Fl 5

Seattle, WA 98101

Attention: Ryan Mitteness

Facsimile: (206) 389-4533

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f) Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g) Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(h) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. The Agent and the Company agree that concurrently with the execution of this Agreement, their Sales Agreement entered into on November 1, 2022, is terminated in accordance with Section 7(b) of such Agreement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com). This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

AURA BIOSCIENCES, INC.

By:	/s/ Natalie Holles
Name: Natalie Holles
Title: Chief Executive Officer and President

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

JEFFERIES LLC

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [__________]

Reference is made to the Open Market Sale AgreementSM between Aura Biosciences, Inc., a Delaware Corporation (the “Company”) and Jefferies LLC (the “Agent”) dated as of August 11, 2026. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Last Day to Use/Extend the Base Registration Statement: [•], 202[ ]

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):

Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+1 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share

Comments:

By:
Name:
Title:

Schedule A

Notice Parties

The Company

Natalie Holles

Amy Elazzouzi

Anthony Gibney

Conor Kilroy

The Agent

Michael Magarro

Donald Lynaugh